SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 16, 2000
                                                         ----------------

                               NOVOSTE CORPORATION
             (Exact name of registrant as specified in its charter)
             ------------------------------------------------------

Florida                             0-20727                       59-2787476
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(State or other jurisdiction      (Commission                   (IRS Employer
      of incorporation)           File Number)                  Identification)

               3890 Steve Reynolds Blvd., Norcross, GA      30093
               -----------------------------------------------------
               (Address of principal executive offices)   (Zip Code)

        Registrant's telephone number, including area code (770) 717-0904
                                                           --------------

          (Former name or former address, if changed since last report)

Item 5. Other Events

      On October 16, 2000, the Registrant issued a press release announcing that it has received a letter from the U.S. Food and Drug Administration (FDA) stating that the Registrant's Beta-Cath(TM) System is approvable. The Beta-Cath(TM) System is an intracoronary radiation catheter system designed to treat patients suffering from in-stent restenosis. Issuance of an approvable letter means that the FDA has reviewed the Registrant's premarket approval (PMA) application, as well as its own Advisory Committee's report and recommendation, and that the FDA is prepared to approve the application, pending the Registrant's compliance with specific final conditions. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

      The Registrant also announced that it intends to present interim results of the START 40 Trial at the Transcatheter Cardiovascular Therapeutics (TCT) meeting to be held later this week in Washington, D.C. The Registrant also intends to announce the final results of the START 40 Trial at the American Heart Association meeting in November 2000, and the results of the Beta-Cath(TM) System Trial during the first quarter of 2001. The exact timing of the announcements of such results will depend upon the completion of clinical trial data analyses.

      On October 17, 2000, the Registrant issued a press release announcing the third quarter 2000 financial results. A copy of the press release is attached as
Exhibit 99.2 and incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      Exhibit 99.1 Press Release dated October 16, 2000.

      Exhibit 99.2 Press Release dated October 17, 2000.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: October 17, 2000

                                           NOVOSTE CORPORATION
                                           -------------------
                                              (Registrant)


                                       By: /s/ Edwin Cordell
                                           -----------------
                                           Edwin Cordell
                                           Chief Financial Officer